INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 30, 2006 with respect to financial statements of Petrol Oil and Gas, Inc. for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Weaver & Martin LLC

Weaver & Martin LLC

Kansas City, Missouri

May 30, 2006